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                                                                   EXHIBIT 99.2


               [ROSS TECHNOLOGY, INC. PRESS RELEASE LETTERHEAD]





                      ROSS TECHNOLOGY CLOSING $50 MILLION
                RECAPITALIZATION AND DEBT REDUCTION; ANNOUNCES
                    OTHER AGREEMENTS WITH FUJITSU LIMITED

         Austin, Texas, September 30, 1997 -- ROSS Technology, Inc. (Nasdaq:
RTEC) ("ROSS" or the "Company) announced today that it had executed definitive agreements (including a Stock Purchase Agreement) to sell $50 million of a new Series B Convertible Preferred Stock ("Preferred Stock") to its majority shareholder, Fujitsu Limited ("Fujitsu" or "Buyer"), in a recapitalization. The proceeds from the sale will reduce its bank indebtedness. Funding of the transaction is planned to be completed on October 1, 1997.

         Following the stock sale and debt reduction, ROSS' maximum aggregate bank debt guaranteed by Fujitsu will be $20 million. On September 30, 1997, pro forma, giving effect to the reduction of bank indebtedness described above, the Company had $6 million of bank debt outstanding.



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        The Company's listing on the Nasdaq National Market is expected to continue due to this recapitalization. The Nasdaq Stock Market had established several criteria for the continued listing of the Company's stock on the Nasdaq National Market; among such criteria were the completion of the recapitalization and facilitation of the bank line of credit described above. The Company believes that it has complied with the criteria for continued listing except for the filing of a Current Report on Form 8-K by October 3, 1997, which would include a pro forma balance sheet as of August 31, 1997, reflecting the results of the recapitalization. The Company intends to file the Form 8-K on or before the required date to complete the specific requirements for continued Nasdaq listing.

        In conjunction with the recapitalization, ROSS and Fujitsu also entered into an Agreement in Principle covering pricing and other business terms of a Wafer Supply Agreement for silicon wafers purchased by ROSS from Fujitsu after June 30, 1997. The parties anticipate promptly completing a definitive Wafer Supply Agreement based upon the Agreement in Principle. The parties also executed a Reimbursement Agreement regarding pricing for silicon wafers purchased by the Company from Fujitsu prior to July 1, 1997, and including mutual releases of silicon-related claims for the periods through June 30, 1997 (except for certain warranty claims by the Company and certain invoices rendered in the ordinary course by Fujitsu for purchases by the Company). Pursuant to the Reimbursement Agreement, Fujitsu will pay the Company approximately $2.3 million, which amount had previously been accrued in the Company's financial statements.


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        Jack W. Simpson, Sr., President and Chief Executive Officer of the
Company, stated that, "By reducing our bank debt from $56 million to $6 million, by having a line of credit to enable borrowing of an additional $14 million, and with shareholders' equity at October 1, 1997, estimated to be over $20 million, we believe we will have the financial structure required to move the business forward to implement our turnaround plan. The employees and management of ROSS very much appreciate the strong support demonstrated by Fujitsu. Our attention will now clearly be focused on developing the world-class 64-bit Viper microprocessor under our Joint Development Agreement with Fujitsu, and we will be hiring additional talent to supplement the Company's current development team."

        "In addition, our attention to improved yields and cost reduction for our current products will continue and we expect progress over time. Our current 32-bit products are being enhanced with a 250 MHz processor and our sales force continues to expand with highly competent, experienced sales people. The entire ROSS organization is focused on 'Making Things Happen.'"

        "This recapitalization, including the $50 million reduction in debt, is a major financial event in the turnaround of ROSS and our challenge is to now deliver the results indicated in our three-year business plan. The plan is challenging but doable with the talent that is at ROSS and the additional talent we expect to attract."



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        The Stock Purchase Agreement, the Reimbursement Agreement, the Agreement
in Principal, and the amendment to the Joint Development Agreement were approved by a Special Committee of the Company's Board of Directors comprised of Fred T. May, the Company's Chairman of the Board, who is not associated in any way with the Fujitsu. In connection with this transaction, the Special Committee had independent legal and financial advice and received an opinion dated September 30, 1997, from an independent investment banking firm to the effect that, as of such date, the recapitalization transaction (comprising the stock sale and the bank debt guarantee by Fujitsu) was fair to the Company's stockholders (other than Fujitsu) and the Company from a financial point of view.

        The Stock Purchase Agreement contains the following provision, among others: "The Company acknowledges that, based on the Business Plan through fiscal year 1998, the funding provided through the purchase of the Series B Preferred Stock and the availability of a credit line of $20 million guaranteed by Buyer, should (assuming the Company's timely receipt of $13.5 million in funding through payments contemplated to be payable to the Company under the Viper Development Agreement between the parties (dated June 25, 1997) [the "Joint Development Agreement"] or otherwise provided to the Company by Buyer after the date hereof and prior to March 31, 1998) avoid any cash flow shortages through fiscal year 1998. Based on the foregoing, Buyer and the Company agree that Buyer's obligations to the Company under that certain Letter dated June 18, 1997 from Buyer to the Company shall be fully satisfied and extinguished on and as of the Closing" (of the recapitalization). (In the Letter dated June 18, 1997, Fujitsu stated that "In accordance with our plan for ROSS Technology, we (Fujitsu) are ready to provide the necessary funding through debt guarantees or other types of financing for ROSS Technology not to incur cash flow shortages through April 1, 1998.")

        F. S. (Kit) Webster III, Chief Financial Officer of the Company, noted that the Company and its independent public accountants would be reviewing whether the foregoing provision of the Stock Purchase Agreement has any impact on the Company's past financial statements.



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         Mr. Webster also noted that, as previously announced, the Company and
Fujitsu have been discussing the final specifications for the 64-bit microprocessor design to be developed under the Joint Development Agreement and that Fujitsu's funding obligations and rights to the intellectual property under the Joint Development Agreement could be affected if the parties ultimately fall to agree. On September 29, 1997, the Company and Fujitsu entered into an amendment to the Joint Development Agreement which redefined certain milestone objectives in reflection of the discussions, which are continuing.

The principal terms of The Preferred Stock include:

         1. The Preferred Stock may be converted in whole or in part into Common Stock at any time. The number of Common shares into which the Preferred Stock may be converted, except when a Special Conversion Condition applies, will be the liquidation preference per share ($100.00) divided by the average of the closing prices of the Common Stock on the five trading days immediately prior to the date of conversion (but in no event less than $1.00) (the "Market Price"). The Common Stock issuable upon conversion is eligible for registration at the Company's expense under an existing Shareholders Agreement.

         2. There are two Special Conversion Conditions: (1) For two years from the date of closing, the number of shares of Common Stock into which the Preferred Stock may be converted will be the liquidation preference per share ($100.00) divided by $2.50.
                 (2) Not withstanding (1), if ROSS declares bankruptcy, or if ROSS requests future additional funding or credit support from Fujitsu, subject to certain limited exceptions, the number of shares of Common Stock into which the Preferred Stock may be converted will be the liquidation preference per share ($100.00) divided by the lower of The Market Price or $2.00.

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         3.      The Preferred Stock carries no stated dividend but will
                 participate pro rata in any dividends on the Common Stock on an "as converted" basis. The Preferred Stock has no voting rights for directors but may vote as a class on certain matters.

         4. No Nasdaq listing or trading market is planned for the Preferred Stock.

SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM AD OF 1995:

         To the extent that this release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company, such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in the forward-looking statements, including without limitation, the availability of financial resources adequate to the Company's short-, medium- and long-term needs, the Company's dependence on the timely development, pre-production qualification, manufacture, introduction and customer acceptance of new higher-speed, higher-margin products, the ability of the Company to successfully implement its strategy of expanding into the system products business, the various effects on revenue, margins, inventories and operating expenses of repositioning the Company's product lines and overall business, the effects of building and maintaining product inventories in the Company's hands and in its distribution channels, product return and credit risks with distributors, resellers and customers, the Company's dependence on distributors and resellers for certain product sales to end-users, the impact on revenue, margins and inventories of rapidly changing technology, competition, downward pricing pressures and allocations of product among different distribution channels, the effects of routine price degradation over time in each of the Company's product lines, varying customer demand for the Company's products, supply and manufacturing constraints and costs, the Company's dependence on outside suppliers for wafer fabrication and raw materials, components and certain manufacturing services, changes in plans, programs or expenses for research, development, sales or marketing, the Company's ability to build and maintain adequate staff infrastructures in the areas of microprocessor design, product engineering and development, sales and marketing, finance, accounting, and administration, supplier disputes, customer warranty claims, general economic conditions, and the other risks and uncertainties described from time to time in the Company's public announcements and Securities and Exchange Commission filings, including without limitation the Form S-1 and Final Prospectus filed in November 1995 and the Company's Current, Quarterly and Annual Reports on Forms 8-K, 10-Q and 10-K, respectively. The Company cautions the foregoing list of important factors is not exclusive. The Company does not undertake to update any written or oral forward-looking statement that may be made from time to time by or on behalf of the Company.

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ROSS OVERVIEW

        ROSS Technology, founded in 1988, is a majority-owned subsidiary of Fujitsu Limited. A minority position in ROSS is held by Sun Microsystems, Inc. As of June 30, 1997, the Company's outstanding Common Stock was held 60 percent by Fujitsu, 5 percent by Sun, and 35 percent by employees and the public. The Company's objective is to produce extremely high SPARC performance in a very compact space, leading the industry in delivering the most SPARC computing power per cubic inch. ROSS is one of the industry's most prominent suppliers of SPARC microprocessors and SPARC system products to both the OEM and end-user markets.


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NOTE TO EDITORS

ROSS and the ROSS logo are registered trademarks of ROSS Technology, Inc. All SPARC trademarks are trademarks or registered trademarks of SPARC
International. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.